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                                                                   EXHIBIT 99.15


CERTIFICATION OF CHIEF EXECUTIVE OFFICER/ACTING CHIEF FINANCIAL OFFICER

I, Craig A. Vanderburg, certify that:

         1. I have reviewed this quarterly report on From 10-Q of Presidion Corporation;

         2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

         3. Based on my knowledge, the financials statements, and other financial information included in this quarterly report, fairly present, in all material respects, the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this quarterly report;


Date:    June 24, 2003



/s/ Craig A. Vanderburg
-----------------------
    Craig A. Vanderburg
President and Chief Executive Officer/Acting
Chief Financial Officer